                                                                   Exhibit 10.21

                             DEVELOPMENT AGREEMENT


     THIS DEVELOPMENT AGREEMENT (this "Agreement") is made and entered into as of this _____ day of ____________, 1998.

                                BY AND BETWEEN

                      Brookdale Living Communities, Inc.,
                     a Delaware corporation ("Brookdale")

                                      AND

                National Development Eastern Associates, Inc.,
                      a Pennsylvania corporation ("NDEA")

                                  BACKGROUND
                                  ----------

     WHEREAS, NHM Properties, Inc., a Pennsylvania corporation affiliated with NDEA ("NHMP") entered into a certain Agreement of Sale and Purchase (as the "Buyer") with Anna Marie LeDonne, Robert A. LeDonne, Co-Trustees of Anthony H. LeDonne Trust, Peter O. LeDonne, and Dorothea J. LeDonne (the "LeDonnes", as the "Seller"), dated November 4, 1996, and subsequently amended (together with all amendments, the "LeDonne Agreement") relating to the sale and purchase of a certain parcel of land containing approximately 9.165 acres located in the Town of McCandless, Allegheny County, Pennsylvania (the "Real Estate"), as more fully described in the attached Exhibit "A"). A copy of the LeDonne Agreement has been provided to Brookdale;

     WHEREAS, the LeDonnes, NDEA, and Brookdale have executed a certain Agreement to Assign Agreement of Sale and Purchase (the "Assignment") of even date herewith, which provides for the assignment of the LeDonne Agreement from NDEA to Brookdale, effective upon the fulfillment of certain conditions as set forth therein including without limitation, the tender of the deed to convey the Real Estate (provided that certain "Project Approvals" have been obtained) on the date of Settlement (as provided in Paragraph 4 of the "Fourth Amendment to and Assignment of

Agreement of Sale and Purchase" entered into by and among the LeDonnes, NDEA and
NHMP); and

     WHEREAS, subject to the terms and conditions set forth herein, Brookdale has requested NDEA to provide, and NDEA is willing to provide to Brookdale, various existing permits and approvals related to development of the Real Estate and to provide additional development services to obtain all additional permits and approvals (other than building permits, or operating licenses) needed (the "Project Approvals") to permit the construction on the Real Estate of a five (5) story building containing approximately 242,000 gross square feet, containing approximately 220 residential units, some of which (but not all) will be licensed for personal care, together with all necessary and related utilities, parking, curb cuts, storm water management facilities and site improvements (the "Project");

     NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties set forth in this Agreement, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties agree as follows:

     (1) Existing Permits and Approvals.
         ------------------------------

         (A) NDEA has performed extensive development work related to the Real Estate, including without limitation, work related to zoning, title, site planning, special transportation district negotiations and settlement, access easements, site access, storm water drainage planning and engineering, wetlands planning, community and government communications, subdivision planning and approval, engineering and architectural design, and market studies. As the result of said development work, NDEA has obtained various approvals, permits, studies, reports, surveys, site-plans and similar items necessary or desirable in connection with the purchase and development of the Real Estate as previously intended by NDEA which are listed on Exhibit "B" attached hereto and hereinafter collectively referred to as the "Existing Permits and Approvals".

         (B) NDEA agrees to assign, transfer, and deliver the Existing Permits and Approvals to Brookdale subject to the terms and conditions set forth herein. NDEA shall deliver copies of all Existing Permits and Approvals within ten (10) days of the Agreement Date. NDEA shall deliver all original Existing Permits and Approvals to Brookdale not later than the Effective Date (as defined in the Assignment). In the event that this Agreement is terminated, or Brookdale does not purchase the Real Estate on the Effective Date, Brookdale shall promptly return all copies and original Existing Permits and Approvals to NDEA.

     (2) Additional Permits and Approvals.
         --------------------------------

         (A) NDEA shall use its best efforts to apply for and obtain, or cause to be prepared, all additional permits, approvals, reports, plans or other matters (other than building permits, or operating licenses) as needed to permit the construction of the Project by Brookdale (the "Additional Permits and Approvals") on or before the Settlement Date (as hereinafter defined). NDEA shall have no liability to Brookdale in the event it is unable to obtain any Additional Permits and Approvals.

         (B) NDEA agrees to assign, transfer, and deliver the Additional Permits and Approvals to Brookdale subject to the terms and conditions set forth herein. NDEA shall deliver copies of all Additional Permits and Approvals to Brookdale promptly upon their receipt by NDEA. NDEA shall deliver all original Additional Permits and Approvals to Brookdale not later than the Effective Date (as defined in the Assignment). If NDEA fails to obtain the Additional Permits and Approvals on or before the Settlement Date, Brookdale may terminate the Assignment and the Agreement and the Earnest Money shall be returned to Brookdale. In the event that this Agreement is terminated, or Brookdale does not purchase the Real Estate on the Effective Date, Brookdale shall promptly return all copies and original Existing and Additional Permits and Approvals to NDEA.

         (C) If NDEA fails to obtain any additional Permits and Approvals in a timely manner then Brookdale shall have option to assume the obligations of NDEA under this Paragraph 2. Additional expenses incurred by Brookdale in obtaining said additional Permits and Approvals shall be deducted from the amounts payable under paragraph 5 hereof.

     (3) Construction Contract.  Brookdale agrees that, in addition to the cash
         ---------------------
consideration being paid to NDEA under this Agreement, and as additional consideration for NDEA agreeing to assign the LeDonne Agreement to Brookdale, Brookdale hereby grants to NDEA and its affiliated construction company (the "General Contractor") the first opportunity to serve as the General Contractor for the construction of the Project provided that said General Contractor is able to satisfactorily bond its obligations under the construction contract and is acceptable to Brookdale's construction lender. This exclusive right of first opportunity shall be implemented as follows:

         (A) Based upon the construction records and data from the Detroit, Michigan-area, Raleigh, North Carolina-area and Austin, Texas-area projects currently underway by Brookdale, which are similar in design to the proposed Project, Brookdale shall, within forty-five (45) days following the expiration of the Feasibility Period provide to General Contractor a reasonable estimate of the total building construction cost for the Project, inclusive of all contractor general conditions and fees (the "Target Cost"). Brookdale shall take into account in making such determination, differing site conditions at the Real Estate and construction cost adjustment factors applicable in the Pittsburgh market as compared to Detroit, Raleigh and Austin, as necessary.

         (B) Brookdale shall authorize the completion of construction documents, plans and specifications for the Project by its architect when Brookdale reasonably believes that all permits and approvals from the Town of McCandless for the start of construction of the project are likely to issue in due course.

         (C) Upon completion of the construction documents, plans and specifications by Brookdale's architect, or at such other time as sufficient information is available, in the General Contractor's reasonable judgement to allow for bidding the General Contractor shall have the exclusive right to price the Project; put the Project out to bid to the subcontractor market; and represent to the subcontractor market that the Project has been awarded to the General Contractor subject to the Target Price being met.

         (D) If the General Contractor agrees to commit to constructing the Project for a Guaranteed Maximum Price which is equal to or less than the Target Price, Brookdale and General Contractor shall enter into a construction contract (on AIA form A111 with such revisions as are mutually acceptable to Brookdale and General Contractor) which shall provide for said Guaranteed Maximum Price and a savings split as follows: 75% to Brookdale, 25% to the General Contractor.

         (E) If the General Contractor can not agree to a Guaranteed Maximum Price which is equal to or less than the Target Price, Brookdale shall have the right thereafter to deal with any other general contractor or otherwise pursue the construction of the Project in any manner that Brookdale deems appropriate.

     (5) Reimbursement of Development Costs at Settlement.
         ------------------------------------------------

         (A) Brookdale agrees to pay the sum of $410,000.00 (the "PUD Cost Reimbursement") to NDEA upon purchase of the Real Estate at Settlement pursuant to the LeDonne Agreement and the Assignment, to reimburse NDEA for various costs and expenses incurred by NDEA in connection with development of the Property and the LeDonne Agreements, including without limitation, the "Hand Money", and any broker's commission or fee to Langholz/Wilson & Associates.

         (B) In addition to the PUD Cost Reimbursement payment described in Paragraph 5(A) above, Brookdale shall reimburse NDEA on the Effective Date for all reasonable out-of-pocket costs paid hereafter to third parties to obtain the Project Approvals, including, without limitation, the reasonable fees and expenses of attorneys, engineers and land planners, not to exceed, in the aggregate, Fifty Thousand and No/100 Dollars ($50,000.00). Brookdale shall also reimburse NDEA, upon purchase of the Real Estate by Brookdale, for any payments made to the LeDonnes to extend the date of Settlement, pursuant to the terms of the Fourth Amendment to and Assignment of Agreement of Sale and Purchase. Additionally, Brookdale acknowledges the obligation to purchase certain rights to sanitary sewer taps from the LeDonnes and the obligation to the Town of McCandless related to the settlement of a Special Transportation District Assessment that was previously contested by the LeDonnes.

     (6) Earnest Money Deposit. Within five (5) Business Days after the
         ---------------------
Agreement Date, Brookdale shall deposit the sum of Ten Thousand and No/100 Dollars ($10,000.00) in an escrow ("Escrow") established with Lawyers Title Insurance Corporation (the "Title Company") in accordance with escrow instructions in general use in the Pittsburgh area or otherwise as mutually agreed upon. Upon the expiration of the Feasibility Period, Brookdale shall deposit an additional Ninety Thousand and No/100 Dollars ($90,000.00) in the Escrow. The sum of deposit in the Escrow, together with all earnings accrued thereon at any time, is herein referred to as the "Earnest Money". The Earnest Money shall be invested in a money market fund or in such other investment instrument or account designated by Brookdale. Upon purchase of the Real Estate by Brookdale, the Earnest Money, together with all interest and earnings accrued

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thereon, shall be returned by the Title Company to Brookdale.

     (7) Feasibility Period; Approval Period.
         -----------------------------------

         (A) Brookdale's obligation to accept the assignment of the LeDonne Agreement, to pay the PUD Cost Reimbursement and to reimburse NDEA under Paragraph (5)(B) above, is contingent upon the satisfactory inspection of the Real Estate and an evaluation of the Existing Permits and Approvals by Brookdale, in its sole and absolute discretion and judgment, during the period (the "Feasibility Period") commencing on the Agreement Date and ending on the thirtieth (30th) day following the Agreement Date.

         (B) During the Feasibility Period, NDEA will arrange with the LeDonnes for Brookdale to physically inspect the condition of the Real Estate, and Brookdale will review the Existing Permits and Approvals and otherwise determine the feasibility (economic or otherwise) of the acquisition, ownership and development of the Real Estate. NDEA shall cooperate fully with Brookdale and Brookdale's agents, employees and representatives in connection with Brookdale's review of the Existing Permits and Approvals. At any time during the Feasibility Period, Brookdale, in Brookdale's sole and absolute discretion, may, upon written notice to NDEA, terminate this Agreement and the Assignment, in which event the Earnest Money, and all earnings thereon, shall be returned to Brookdale, and thereafter, all of the rights, duties and obligations of the parties hereto shall immediately terminate, and this Agreement and the Assignment shall be null, void and of no further force or effect.

         (C) Brookdale's obligation to accept the assignment of the LeDonne Agreement and make the payments described in paragraph (5) shall be contingent upon NDEA procuring the Project Approvals in form and substance reasonably acceptable to Brookdale, on or before the one hundred twentieth (120th) day following the Agreement Date (the "Approval Period"); provided that as long as NDEA is diligently and continuously pursuing the Project Approvals and is not otherwise in default under this Agreement, Brookdale shall not have the right to terminate this Agreement, and NDEA may extend the Approval Period for four (4) additional thirty (30) day periods by written notice to Brookdale on or before the expiration of the aforesaid 120-day or 30-day periods, as applicable.

         (D) If: (i) in Brookdale's sole judgment and discretion, Brookdale decides during the Feasibility Period that it does not wish to proceed with the purchase of the Real Estate, or (ii) NDEA (or Brookdale) has failed to obtain the Project Approvals during the Approval Period (subject to extension as described in paragraph 7(c) above), then Brookdale shall give NDEA written notice of such fact on or before the end of the applicable period, in which case this Agreement shall terminate and the Earnest Money and all earnings thereon shall be returned by the Title Company to Brookdale. In the event Brookdale does not notify NDEA in writing on or before the end of the applicable period of Brookdale's election to terminate this Agreement, Brookdale shall accept the Assignment, and pay the sums described in paragraph (5) herein to NDEA in accordance with, and subject to, the terms and conditions set forth in this Agreement and the Assignment.

     (8) Settlement. When used herein, the term "Settlement" shall mean
         ----------
Settlement as defined in the LeDonne Agreement.

     (9) Title and Survey. Not later than ten (10) days following the Agreement
         ----------------
Date, NDEA will obtain and deliver to Brookdale the following:

         (A) A commitment ("Commitment") to issue an ALTA owners title insurance policy for the Real Estate for the benefit of Brookdale or its nominee issued by Lawyers Title Insurance Corporation in the amount of $1,700,000.00 covering title to the Real Estate on or after the date hereof, showing good, marketable and indefeasible fee simple title to the Real Estate in the LeDonnes, together with a copy of all documents of record and all exceptions to title to the Real Estate as indicated in the Commitment.

         (B) Six (6) copies of an ALTA/ASCM "Urban" survey ("Survey") (including field notes) with respect to the Real Estate, dated and certified as of a date subsequent to the date of this Agreement, prepared by a surveyor registered by the Commonwealth of Pennsylvania, setting forth the legal description of the Real Estate and showing the location of any improvements, and showing the size and location of all easements, encroachments and encumbrances listed on the Commitment (identifying each by volume and page or document number, if applicable), reciting the exact area of the Real Estate in acres and square feet, reciting the exact area of each easement, encroachment and encumbrance, showing no portion of the Real Estate situated in an area designated by the U.S. Secretary of Housing and Urban Development (or by any other governmental or quasi-governmental agency or authority having jurisdiction over the Real Estate) as a flood plain, special flood hazard area or general hazard area, showing all visible utility lines upon the Real Estate, and indicating such other information reasonably requested by Brookdale in writing prior to the expiration of the Feasibility Period. The Survey shall meet the accuracy requirements of an ALTA/ASCM Urban survey, and contain a certificate specifically addressed to Brookdale, the Title Company, the General Contractor and any other party or parties designed by Brookdale, reading as follows:

     "The undersigned does hereby certify that (i) this survey was this day made upon the ground of the property reflected herein, for the benefit of and reliance by NDEA, Brookdale, the General Contractor the Title Company and all other parties listed above;
     (ii) the description contained hereon is correct; (iii) the property and each parcel thereof has access to and from a dedicated roadway as shown hereon; (iv) except as shown hereon, there are no discrepancies, conflicts, shortages in area, encroachments, improvements, overlapping of improvements, setback lines, easements, or roadways; (v) the total acreage and the gross square footage and the square footage net of any portion of the property lying within public roadways shown hereon are correct; (vi) none of the property lies within the 100-year flood plain or any special flood hazard area or general hazard area as designated by any governmental agency; and (vii) this survey satisfies the requirements of an ALTA/ASCM "Urban" survey."

         The Survey must be satisfactory to the Title Company so as to permit it to delete, or affirmatively insure over, the standard survey exceptions in the Title Policy and issue the endorsements required hereunder.

         (C) Searches, dated not more than one (1) week prior to delivery, of all Uniform Commercial Code financing statements and tax liens related to the Real Estate filed against the LeDonnes, as debtor, with the appropriate public official of the Commonwealth of Pennsylvania, the appropriate public official of Allegheny County, Pennsylvania, or with any other governmental agency or authority or in any public record (the "Searches").

         (D) The Feasibility Period shall be extended one day for each day beyond said 10 day period that NDEA fails to deliver the last of the Commitment, the Survey or Searches.

     (10)  Notification of Defects.  During the Feasibility Period, Brookdale
           ------------------------
shall determine in its sole discretion whether any matter shown in the Commitment, the Survey or the Searches adversely affects Brookdale's intended development of the Project. Brookdale shall notify NDEA of any such matter prior to the expiration of the Feasibility Period.

     (11) Correction of Defects. Upon receipt of written notice from Brookdale
          ---------------------
under paragraph (10) then NDEA shall use its best efforts to cause the LeDonnes to cause such exceptions or other matters to be corrected, removed or otherwise waived, within fifteen (15) business days from the date of said written notice of objection from Brookdale (the "Cure Period"). Notwithstanding anything in this Agreement to the contrary, the Feasibility Period shall not end before the day which is five (5) Business Days following the day within the Cure Period on which Brookdale receives written evidence, reasonably satisfactory to Brookdale, that such exceptions or other matters have been corrected, removed or otherwise waived to Brookdale's reasonable satisfaction. In the event that, prior to the expiration of the Cure Period said matters remain uncured, then Brookdale may, upon written notice delivered to NDEA, terminate this Agreement, or extend the Feasibility Period to permit such cure. Any extension or extensions of time permitted by this Paragraph shall not affect any of Brookdale's rights under this Agreement.

   12)   NDEA's Deliveries; Inspection.
         -----------------------------

         (A) NDEA shall deliver to Brookdale or, if such items are not in the possession or control of NDEA, obtain, if available, from the LeDonnes, and deliver to Brookdale, no later than ten (10) days after the Agreement Date:

             (i) if available, a true and correct copy of the real estate and personal property tax bills and notices of assessed valuation pertaining to the Real Estate for the five (5) most recent years, including any pending or past tax protests or appeals, if any, and all documents, correspondence, pleadings and all other information relating to any and all pending or past tax protests and appeals relating to the Real Estate;

             (ii) if applicable and available, true and correct copies of all leases, contracts and agreements, if any, and all amendments or modifications thereto, which NDEA,the LeDonnes or their agents have entered into in connection with or related to the ownership, development, construction, operation, management or use of the Real Estate and of all guarantees and warranties extended or assigned to NDEA or the LeDonnes in connection therewith which are currently in effect;

             (iii) true and correct copies of all permits, licenses, authorizations and other approvals issued to NDEA or the LeDonnes with respect to the Real Estate or any proposed development thereof;

             (iv) to the extent in NDEA's possession, "as-built" drawings of any underground utilities (including storm sewer, sanitary sewer, water, and telephone and electric service cables) located under the Real Estate, and all other materials reflecting the current status of the zoning classification applicable to the Real Estate and the availability of utilities (including water, waste water, electricity, gas and telephone service) to the Real Estate; and

             (v) any and all existing soil studies and reports, any environmental assessments, studies, tests, reports and analyses, and all other studies, reports, permits, subdivision and planned unit development plats, approvals and plans, surveys, zoning information, topographical and engineering studies, any correspondence related to any of the foregoing, and all other data and information relating to the Real Estate or any portion thereof, or any proposed development or operation thereof, which NDEA or the LeDonnes has in their respective possession or control.

         (B) NDEA shall request the LeDonnes to agree that Brookdale, its agents, representatives and employees may, during reasonable business hours, between the date of Brookdale's execution of this Agreement and the date of the
Settlement:

             (i) inspect, audit and transcribe or copy the books and records, contracts, agreements, and all other instruments of any nature maintained by the LeDonnes in connection with the Real Estate; and

             (ii) inspect the Real Estate, and any portion thereof, and conduct studies, tests and analyses with respect thereto.

   (13) NDEA's Covenants.  Between the Agreement Date and the date of the
        ----------------
Settlement, NDEA shall:

        (A) Keep and perform all of the obligations to be performed by NDEA under each and every agreement relating to or affecting the Real Estate or any portion thereof including, without limitation, the LeDonne Agreement and the Assignment;

        (B) Except pursuant to the terms of the LeDonne Agreement, this Agreement and the Assignment, not enter into, execute, extend or renew any agreement or contract relating to or affecting the Real Estate or any portion thereof, or modify, amend or terminate any contract or agreement to be assigned to Brookdale by NDEA without, in each case, Brookdale's prior written consent and approval;

        (C) Not assign, transfer or encumber its interest in the LeDonne Agreement or this Agreement; and

        (D) Provide weekly status reports to Brookdale in respect of the Additional Permits and Approvals.

   (14) Representations and Warranties.
        ------------------------------

        (A) In order to induce Brookdale to enter into this Agreement, NDEA represents and warrants to Brookdale that on the date hereof and on the date of the Settlement:

            (i) NDEA has all necessary and requisite authority to enter into this Agreement and to consummate all of the transactions contemplated hereby, and the persons executing this Agreement and all other documents required to consummate the transactions contemplated hereby on behalf of NDEA are duly authorized to execute this Agreement and such other documents on behalf of NDEA, and are authorized to bind NDEA.

            (ii) NDEA is a corporation duly formed and validly existing under the laws of the Commonwealth of Pennsylvania.

            (iii) NDEA is a "United States person", as defined by Internal Revenue code Section 1445 and Section 7701.

            (iv) The execution of this Agreement by NDEA does not, and the performance by NDEA of the transactions contemplated by this Agreement will not violate or constitute a breach of the articles of incorporation, bylaws or any shareholders' or directors' resolution of NDEA, or any contract, permit, license, order or decree to which NDEA is a party or by which NDEA or its assets are bound, in writing without limitation the LeDonne Agreement.

            (v) The LeDonne Agreement is in full force and effect and unmodified and there are no defaults existing thereunder nor any events, which, with the passage of time or giving of notices, or both, would constitute a default thereunder;

            (vi) To NDEA's knowledge, except for the certain special transportation district assessment as previously disclosed to Brookdale, no proceedings of any type (including condemnation or similar proceedings) have been instituted or are pending or contemplated against the Real Estate or any part thereof.

            (vii) To NDEA's knowledge, except for the certain special transportation district assessment as previously disclosed to Brookdale, there are not presently pending any special assessments of any nature with respect to the Real Estate or any portion thereof, nor has NDEA knowledge of any such special assessment being contemplated.

            (viii) A true, correct and complete copy of each agreement, contract, lease, commitment, the existing Permits and Approvals and other documents, together with all amendments thereto and modifications thereof, which NDEA has in its possession or control, relating or pertaining, in any way, to the Real Estate or any portion thereof, or to its ownership or operation, has been delivered to Brookdale or will be delivered to Brookdale within the time period provided herein, and all subsequent amendments or modifications to any such agreement, contract, lease, commitment, Existing Permits and Approvals or other documents shall be delivered to Brookdale.

            (ix) There are no outstanding contracts or commitments made by NDEA (or any of its agents or affiliates) or to NDEA's knowledge, the LeDonnes, for work or materials in connection with the Real Estate or for any improvements to the Real Estate which have not been or will not be, on or before the date of the Settlement, fully paid for on a timely basis and there are no leases, contracts, commitments or agreements which will bind Brookdale or the Real Estate from and after the Settlement.

            (x) NDEA has not granted any right or option to acquire all or any portion of the Real Estate or the LeDonne Agreement, other than to Brookdale pursuant to the Assignment.

            (xi) To the best of Seller's knowledge, there are no violations of any restrictive covenants or other matters affecting the Real Estate.

            (xii) NDEA has no knowledge of environmental conditions under or upon the Real Estate other than as contained in the certain "Phase I Environmental Assessment" dated March 20, 1997, prepared by Civil and Environmental Consultants, and except as herein stated NDEA makes no representations or warranties as to the environmental condition of the Real Estate.

        (B) In the event at any time prior to Settlement, NDEA learns or has reason to believe that any of the aforesaid representations and warranties are no longer true or valid, NDEA shall immediately notify Brookdale in writing and therein specify the factors rendering or likely to render such representations or warranties untrue or invalid. All representations and warranties contained in Paragraph (14)or elsewhere in this Agreement shall be deemed remade as of the date of Settlement and shall survive the Settlement.

          (C) Each party hereunder represents to the other party that no party has relied upon any real estate broker or other finder to consummate the transactions contemplated by this Agreement other than Howard Hanna Commercial ("Howard Hanna") who acted on behalf of Brookdale and Langholz/Wilson and Associates ("Langholz/Wilson") who acted on behalf of NDEA. Brookdale shall pay any commission or fee due to Howard Hanna on account of the transaction contemplated hereby pursuant to a separate agreement and NDEA shall pay a commission of $20,000.00 to Langholz/Wilson. Each party shall indemnify, defend and hold the other harmless from and against any and all losses, damages, costs and claims suffered or incurred by the indemnified party as a result or by reason of any claim by any person or entity for any such commission or fee arising out of the acts of the indemnifying party.

     (15) Conditions to Brookdale's Obligation to Purchase the Real Estate.  The
          ----------------------------------------------------------------
obligations of Brookdale to accept the Assignment, purchase the Real Estate and to pay the sums described herein are conditioned upon and subject to the satisfaction on or before the date of Settlement (or such other period specified below), or the waiver by Brookdale, of each of the following conditions:

          (A) NDEA and the LeDonnes shall have performed and complied with all agreements, covenants and conditions to be performed or complied with prior to the date of the Settlement.

          (B) All of NDEA's representations and warranties set forth in this Agreement, and the LeDonnes' representations and warranties set forth in the LeDonne Agreement, shall be true and correct as of the date of the Settlement.

          (C) The LeDonnes shall have complied with all procedures reasonably required by the Title Company or which are customary or appropriate in transactions similar to the transactions contemplated hereby in connection with the conveyance of the Real Estate to Brookdale and for the Title Company to issue its Owner's Title Policy.

          (D) The Title Company shall be prepared to issue the Title Policy in accordance with this Agreement upon conveyance of the Real Estate to Brookdale and payment of the Purchase Price to the LeDonnes pursuant to the LeDonne Agreement.

     (16) Provisions with Respect to Settlement.
          -------------------------------------

          (A) On the date of the Settlement, and provided that all conditions precedent to Brookdale's obligations under this Agreement are satisfied, Brookdale shall deliver to the Title Company, as escrowee, the amount of the Purchase Price under the LeDonne Agreement, the PUD Cost Reimbursement, and the other sums payable under Section (5)(B) of this Agreement by wire transfer or other immediately available funds.

          (B) On the date of Settlement, the Title Company shall disburse the Purchase Price to the LeDonnes, refund the Earnest Money to Brookdale and pay the PUD Cost Reimbursement and the other sums payable under Section (5)(B) of this Agreement to NDEA.

     17)  Remedies.
          --------

          (A) If NDEA should breach any of its representations, warranties, covenants or agreements contained in this Agreement or the Assignment or in any other agreement or other document delivered pursuant to this Agreement or the Assignment for any reason other than Brookdale's default, Brookdale may (1) cancel this Agreement and receive the prompt return of the Earnest Money, together with all interest and earnings accrued thereon; or (2) enforce specific performance of this Agreement and the Assignment. The exercise of (or failure to exercise) any one of Brookdale's rights or remedies under this Agreement shall not be deemed to be in lieu of, or a waiver of, any other right or remedy contained herein.

          (B) If Brookdale shall breach its obligation under this Agreement or the Assignment, NDEA may cancel this Agreement and retain the Earnest Money and Brookdale shall pay to NDEA the sum of (i) $200,000.00 less the amount of Earnest Money received and retained by NDEA, plus (ii) the total amount of actual reimbursable costs incurred by NDEA as described in paragraph 5(B) above, up to the date of said breach by Brookdale, as liquidated damages, it being acknowledged that such amount constitutes a reasonable estimate of NDEA's damages and actual damages would be difficult to ascertain. NDEA waives all rights and remedies other than as set forth herein.

          (C) If either Brookdale or NDEA brings an action to enforce its rights under this Agreement, the successful party shall be reimbursed by the unsuccessful party for all costs of enforcement, including reasonable attorneys' fees and court costs.

     (18) Modification, Waiver, etc.
          --------------------------

          No waiver of any condition under, and no modification, amendment, discharge or changes of or to this Agreement shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, amendment, discharge, or change is sought.

     (19) Notices.  All notices, demands, requests and other communications
          -------
under this Agreement shall be in writing and shall be deemed properly served when delivered, if delivered by hand to the party to whose attention it is directed, or three (3) Business Days after deliver to a United States Post Office properly addressed, if mailed postage prepaid or one (1) Business Day after guaranteed next day delivery, delivery charges prepaid, or upon transmittal if delivered by facsimile, provided receipt of the notice is confirmed, as the case may be, and in each case, addressed as follows:

          (A) If intended for NDEA, to:
              Gregory Hand
              National Development Eastern
               Associates, Inc.
              4415 Fifth Avenue,
              Pittsburgh, Pennsylvania 15213
              Facsimile No.: (412) 621-4780

                   with a copy to:

              Philip M. Bell
              Attorney at Law
              4415 Fifth Avenue,
              Pittsburgh, Pennsylvania 15213
              Facsimile No.: (412) 621-8403


          (B) If intended for Brookdale, to:

              Brookdale Living Communities, Inc.
              77 West Wacker Drive, Suite 4800
              Chicago, Illinois  60601
              Attention: Mark J. Iuppenlatz
              Facsimile No.: (312) 977-3699

                   with a copy to:

              Brookdale Living Communities, Inc.
              77 West Wacker Drive, Suite 4800
              Chicago, Illinois  60601
              Attention: Robert J. Rudnik, Esq.
              Facsimile No.: (312) 977-3699
              and a further copy to:

              Burke Warren MacKay & Serritella, P.C.
              330 North Wabash
              22nd Floor - IBM Plaza
              Chicago, Illinois  60611
              Attention: Douglas E. Wambach, Esq.
              Facsimile No.: (312) 840-7900


or at such other address or to such other party which any party entitled to receive notice hereunder designates to the others in writing.

     (20) Governing Law.  The validity, meaning and effect of this Agreement
          -------------
shall be determined in accordance with the laws of the Commonwealth of Pennsylvania, applicable to contracts made and to be performed in that Commonwealth.

     (21) Counterparts.  This Agreement may be executed in two or more
          ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     (22) Captions.  The captions of this Agreement are inserted for convenience
          --------
of reference only and in no way define, describe or limit the scope or intent of this Agreement or any of the provisions hereof.

     (23) Construction.  As used herein, the terms (a) "person" shall mean an
          ------------
individual, a corporation, a partnership, a trust, an unincorporated organization or any agency or political subdivision thereof; (b) "including" shall mean including, without limiting the generality of the foregoing; (c) the masculine shall include the feminine and the neuter; (d) "the best knowledge" or any similar phrase shall mean best knowledge with independent investigation; and
(e) "Business Day" shall mean any calendar day other than Saturday, Sunday, and any day on which national banks in Chicago, Illinois are authorized to close.

     (24) Assignability by Brookdale.  This Agreement and the Assignment and any
          --------------------------
of Brookdale's rights hereunder or thereunder may be assigned by Brookdale to any entity affiliated with Brookdale prior to the Settlement upon written notice to NDEA and without the prior consent of NDEA. Any such assignment may provide that Brookdale's nominee or assignee assumes all of the provisions of the Agreement to be performed by Brookdale, and in such event Brookdale shall be released and discharged of all further liability under the Agreement. All references to Brookdale in this Agreement shall be deemed to include references to Brookdale's nominee.

     (25) Binding Effect.  This Agreement shall be binding upon and shall
          --------------
inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns.

     (26) Partial Invalidity.  If any provision or provisions, or any portion of
          ------------------
any provision or provisions, of this Agreement is found by a court of law to be in violation of any applicable local, state or federal ordinance, statute, law, administrative or judicial decision, or public policy, and if such court should declare such portion, provision or provisions of this Agreement to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent both of NDEA and Brookdale that any portion, provision or provisions shall be given force to the fullest possible extent that they are legal, valid and enforceable, that the remainder of this Agreement shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion, provision or provisions were not contained herein, and that the rights, obligations and interest of NDEA and Brookdale under the remainder of this Agreement shall continue in full force and effect.

     (27) Time is of the Essence.  Time is of the essence of this Agreement.
          ----------------------

     (28) Acceptance of Offer.  The offers made by NDEA by the delivery of a
          -------------------
copy of this Agreement as executed on behalf of NDEA shall automatically terminate and expire at 5:00 p.m. C.S.T. on _________________________, 1998,
unless said offer is accepted earlier by Brookdale's execution of this Agreement, or a counterpart hereof, and by the return to NDEA of a fully executed copy of this Agreement on or before the date and time aforementioned.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth on page 1, above. ("Agreement Date").

                         "BROOKDALE"

                         Brookdale Living Communities, Inc.

Attest:_________________ By:_____________________________
                         Title:__________________________


                         "NDEA"

                         National Development
                         Eastern Associates, Inc.

Attest:_________________ By:_____________________________
                         Title:__________________________

                                   EXHIBIT A
                                   ---------


                               LEGAL DESCRIPTION
                               -----------------